UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A1

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1524393
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

221 East Hickory Street
P O Box 3248
Mankato, Minnesota	56002-3248
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Preferred Share Purchase Rights	Nasdaq Global Select

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                           (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:      Not Applicable

Item 1. Description of Registrant’s Securities to be Registered

The response to Item 1 of the Registration Statement on Form 8-A filed by Hickory Tech Corporation (the “Company”) filed on March 12, 1999 is hereby amended by adding the following paragraphs at the end thereof.

On March 12, 2009, the Board of Directors of the Company amended the Rights Agreement by adopting the Amended and Restated Rights Agreement (a copy of which is filed herewith), which (1) extends the Rights Agreement through March 12, 2019, (2) reduces the Purchase Price of the Rights to $30.00 per share, and (3) provides for periodic review of the necessity of the shareholder rights plan by a committee of the Board of Directors..

Item 2.  Exhibits

4.1. Amended and Restated Rights Agreement, effective as of March 12, 2009 between the Company and Wells Fargo Bank, N.A., which includes as Exhibit B thereto the form of Right Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 17, 2009

HICKORY TECH CORPORATION

	By:	/s/ John W. Finke
		Name:	John W. Finke
		Title:	President and Chief Executive Officer

	By:	/s/ David A. Christensen
		Name:	David A. Christensen
		Title:	Senior Vice President and
Chief Financial Officer